[a seal that reads: ANDRES GUARDAD SANTOYO UNITED MEXICAN STATES NOTARY PUBLIC NO. 3 GUANAJUATO, GTO. [signature]]

RIGHTS ASSIGNMENT CONTRACT ENTERED INTO BY AND BETWEEN COMPAÑÍA MINERA BLANCA ALICIA S.A. DE C.V., HEREINAFTER REFERRED TO AS "THE GRANTOR", REPRESENTED HEREIN BY MR. RODRIGO MARCOCCHIO ROMERO, AND "MINERA MEXICANA EL ROSARIO, S.A. DE C.V.," HEREINAFTER REFERRED TO AS "THE ACQUIRING PARTY ", REPRESENTED HEREIN BY MR. FRANCISCO RAMOS SÀNCHEZ, PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES:

RECITALS

I. **THE GRANTOR** declares through its legal representative that:

a) It is a company incorporated, organized and existing in accordance with Mexican legislation, whose corporate purpose includes the acquisition, provision, exploration, development and exploitation of mining concessions, with Federal Taxpayer Registration number MBA-740409-196;

b) That it appears at the signing of this contract through its legal representative, Rodrigo Marcocchio Romero, who confirms said capacity through a certified copy of public instrument number 7,629, which is attached to this contract as "Attachment 1", and who has the authorities necessary to enter into this contract based on the authorities granted by said public instrument, which have not been revoked or limited in any manner whatsoever;

c) That it is the legal and sole owner of the mining concessions listed in "Attachment 2" of this Contract, hereinafter referred to as the "CONCESSIONS";

d) That it is currently in exclusive ownership of the same;

e) The CONCESSIONS are up to date in the performance of the obligations provided by the Mining Law and its Regulations, particularly: (i) in the filing of the Exploration and Exploitation Works and Projects Proof Reports and (ii) in the payment of government mining fees and (iii) in the performance of environmental obligations;

f) Through a document dated March 9, 2011, a copy of which is attached to this contract as "Attachment 3", the GRANTOR paid the government mining fees that are detailed by exploitation in said document by the concession certificate number 217140, a document which is still pending sanction by the Ministry of the Economy. All claims due to this by the authority shall be covered by the GRANTOR;

[a seal that reads: ANDRES GUARDAD SANTOYO UNITED MEXICAN STATES NOTARY PUBLIC NO. 3 GUANAJUATO, GTO. [signature]]

g) The CONCESSIONS are free from all liens or encumbrances , are not part of a National Reserve zone, are not subject to options, exploration, exploitation, or any other similar contracts with third parties; that no party is entitled to any royalty or other rent or royalty payments on minerals, concentrates, precipitates and/or products produced from the CONCESSIONS, and that it is not aware of any lawsuit or dispute against any party or authority, and there is no circumstance that could prevent or obstruct the free exercise of the rights derived from the CONCESSIONS;

h) Except for the circumstance described in the foregoing paragraph f), there is no adverse complaint, lawsuit, objection, legal action, process, dispute or procedure pending in relation to the CONCESSIONS on the ownership of the CONCESSIONS, nor to its best knowledge is there any basis for same, and there are no notifications, requirements, decisions, resolutions or documents issued in relation to the CONCESSIONS by any governmental authority;

i) The CONCESSIONS have been duly and correctly registered and have been issued and are inscribed in the Public Mining Registry in the Mining Concessions Book in the name of BLANCA ALICIA;

j) The existing conditions in or related to the CONCESSIONS or any part thereof the surface area associated with and the possession of same, as well as their operations in the CONCESSIONS or the surface associated with same are up to date and do not breach any law (including but not limited to environmental laws), and that they do not cause or permit any damage (including environmental degradation) or health and safety damage or injury to any person found at the CONCESSIONS or the surface associated to same, as well as surfaces adjacent to the CONCESSIONS;

k) In the CONCESSIONS or on the surface where same are located, there no hazardous materials or have not been used or generated by the use of the CONCESSIONS or the associated surface, and that the latter has not been used and is not being used to store, treat, manufacture, dispose, leak or, discharge waste or emit substances that breach any environmental law;

l) Given the aforementioned recitals, the GRANTOR releases the ACQUIRING PARTY from any litigation brought against the latter by the employees or workers of BLANCA ALICIA or any environmental authority, resulting from any activity performed within the CONCESSIONS prior to the signing of this Contract;

m) There are no restrictions issued or authorizations pending by the authority with jurisdiction to perform the mining work, whether exploration and/or exploitation or any other obligations under this Contract;

n) At the time of signing this Contract, there are no breaches, orders or instructions related to the environmental matters required by performance of any work, repair and/or restoration related to the operations performed in the CONCESSIONS and that it has not received any warning of such breaches, orders or instructions and has no

[a seal that reads: ANDRES GUARDAD SANTOYO UNITED MEXICAN STATES NOTARY PUBLIC NO. 3 GUANAJUATO, GTO. [signature]]

knowledge of any basis from which same may derive;

o) There are no judicial or extra-judicial labor, social security, fiscal or other complaints that derive from the CONCESSIONS that may adversely affect or limit the rights that protect same ;

p) It will grant authority the ACQUIRING PARTY for free access to the land of its property where the CONCESSIONS covered by this contract are located;

q) It is its intention to enter into this Contract pursuant to the terms and conditions provided herein;

r) Neither the signing nor the performance of this Contract, nor the consummation of the transactions considered herein t are in conflict with, nor are the result of any breach of the performance required by any other contract to which it may be party; and,

s) It has no knowledge of a circumstance or material fact that has not disclosed to the ACQUIRING PARTY which must be mentioned to prevent that the misinterpretations of the recitals of this Section or that are crucial in MMR's decision for the performance of this Contract and the acquisition of a participation in the CONCESSIONS;

II. **THE ACQUIRING PARTY** declares through its legal representative that:

a) That its client is a company incorporated, organized and existing in accordance with Mexican legislation, whose corporate purpose includes, but is not limited to, acquiring, providing, exploring, developing and exploiting mining concessions; with Federal Taxpayers Registry number MMR-980706-3P1;

b) That it appears at the signing of this contract with the authorities granted by public instrument number 2,179 (two-thousand one-hundred seventy-nine), a certified copy of which is attached to this contract, whose authorities have not been revoked or limited in any manner whatsoever as of this date;

c) Neither the execution nor the performance of this Contract, nor any of the contracts referred to or contemplated herein, nor the consummation of the transactions considered in this contract are in conflict with, nor are the result of any breach of the performance required by any other contract to which it may be party; and

[a seal that reads:
ANDRES GUARDAD
SANTOYO
UNITED MEXICAN
STATES
NOTARY PUBLIC NO. 3
GUANAJUATO, GTO.
[signature]]

d) That given the fact that **THE GRANTOR** wishes to acquire 100% (one-hundred percent) of all the rights and obligations derived from the **CONCESSIONS**, the **ACQUIRING PARTY** wishes to enter into this Contract for the purpose of acquiring the same, in accordance with the terms of this document;

In accordance with the previous recitals, the parties mutually agree to be duly bound to the contents of the following:

CLAUSES

FIRST. **Transfer of ownership.**

In virtue of this contract, **THE GRANTOR** transfers to **THE ACQUIRING PARTY** and the latter acquires free from any lien or limitation of ownership 100% (one-hundred percent) of the rights derived from the Concessions contained in "Attachment A" of this contract, which forms an integral part hereof.

SECOND. **Consideration**.

As consideration for the transfer of the **CONCESSIONS, THE ACQUIRING PARTY** is obliged to pay through Bank deposits to the account stipulated by **THE GRANTOR** , the amount of **1,500,000.00 U.S. dollars** (one million five-hundred thousand U.S. dollars), plus the applicable Value Added Tax ("VAT").

The method of payment of the consideration established in this clause shall be as follows:

On the signing of this Contract, 50% plus VAT shall be deposited against the presentation by **THE GRANTOR** of the respective invoice that meets the legal and fiscal requirements.

Minera Blanca Alicia, S.A. de C.V. may decide if the deposits are to be made in Mexican Pesos or U.S. Dollars. If the amounts are to be deposited in Mexican Pesos, said amounts shall be calculated at the exchange rate published in the Federal Official Gazette for commercial transactions, on the day prior to the invoice date.

The invoices submitted for payment by **THE GRANTOR** shall be in the same currency as the deposit to be made by MMR.

THIRD. **Royalties.**

THE ACQUIRING PARTY agrees to pay **THE GRANTOR** a royalty of one-point three percent (1.3%) plus VAT during the entire period of the **CONCESSIONS**.

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Said percentage shall be paid on the fifth day when the payment of the casting of the minerals is made to the **ACQUIRING PARTY**. This percentage shall be calculated on the net sales price or casting of the minerals, metals and/or products extracted from the **CONCESSIONS**.

If the **ACQUIRING PARTY** decides to cast the minerals at its own expense, the royalty payment shall be made on the fifth day after the casted product is sold.

The Royalty shall be paid on the production and sales of the mineral concentrates extracted from the **CONCESSIONS** through bank transfer to the account specified by **THE ACQUIRING PARTY**, against the submission of the respective invoice that meets the legal and fiscal requirements.

In addition, the parties agree that based on its own programs, budgets, etc., **THE ACQUIRING PARTY** will unilaterally define the commencement dates of the Exploration, Preparation of the Mines, Exploitation and Production Volumes. Once any of these activities commence, **THE ACQUIRING PARTY** may suspend them at any time at its entire discretion.

FOURTH.

Regarding the authority to inspect and monitor the royalty payments, the **ACQUIRING PARTY** expressly agrees to authorize **THE GRANTOR** to perform all supervisory work required to corroborate the surface area, volumes and mineral densities per ton (grades) for the purposes of calculating the royalty payment referred to in the foregoing Third Clause.

For these purposes, the **ACQUIRING PARTY** authorizes the **GRANTOR** to the following, including but not limited to: i) enter the mine (s) or mining deposit, its mineral unloading areas and the mineral processing and concentration areas and ii) take samples in the concentrate deposit areas where minerals are extracted from the mine (s) covered by **THE CONCESSIONS**, in order to obtain the volumes and grades of the concentrates.

In case of discrepancies between the parties regarding metallic contents, a recognized and independent laboratory shall be engaged to issue an opinion regarding said metallic contents, on the understanding that the party that was the least accurate regarding the metallic contents will pay for the third party's services, also on the understanding that the parties will accept said opinion without the need for judicial ruling.

FIFTH. <u>Confidentiality</u>.

The information contained or provided in accordance with this Contract and previous agreements by and between the parties or obtained from the work performed in the **CONCESSIONS** (**"CONFIDENTIAL INFORMATION"**) shall remain the exclusive property of the parties and will not be used in any manner other than for the activities or cases set forth herein, except when

[a seal that reads:
ANDRES GUARDAD
SANTOYO
UNITED MEXICAN
STATES
NOTARY PUBLIC NO. 3
GUANAJUATO, GTO.
[signature]]

the disclosure of said information is necessary to observe the applicable laws or requirements of the Stock Market or with the consent of both parties, which shall not be unreasonably denied. Notwithstanding the foregoing, either party may disclose the **CONFIDENTIAL INFORMATION** to a third party due to a possible restructuring of debt or financing of its activities and under the assumptions provided herein, on the understanding that said third party shall be required to sign a contract with the party that discloses said **CONFIDENTIAL INFORMATION**, specifying in such contract that such information shall not be publicly disclosed , will remain confidential and will not be disclosed to third parties.

SIXTH. Notifications.

Notifications or other communications shall be effective on the date when they are submitted to the addresses listed below, provided there is written proof that leaves no room for doubt that said notification took place.

Minera Mexicana el Rosario, S.A. de C.V.
Ing. Francisco Ramos Sánchez
Ex. hacienda de Bustos S/N
Cata
Guanajuato, Gto. C.P. 36010
Tel. 01-473-102 0600

Compañía Minera Blanca Alicia, S.A. de C.V.
Ing. Rodrigo Marcocchio Romero
Calle: Exhacienda de Luna número 17,
Col. Mellado
Guanajuato, Gto. C.P.
Tel. 01-473-732-3344

SEVENTH. Non-performance due to Unforeseen Circumstances or Events of Force Majeure

7.1 If either party fails to perform or is prevented from performing the terms, agreements or conditions of this Contract due a circumstances beyond its control, whether foreseen or not, excluding the lack of funding, but including Unforeseen Circumstances or Events of Force Majeure such as fires, floods, earthquakes, caving-in/subsidence, collapses of earth or landslides, interruptions or delays in transportation of feeding sources, strikes, stoppages or other labor disturbances, war, governmental regulations or interferences or the inability to assure in reasonable terms the public or private permits or authorizations, adverse or unusual environmental conditions, legal procedures or complaints filed by communal land owners or

[a seal that reads: ANDRES GUARDAD SANTOYO UNITED MEXICAN STATES NOTARY PUBLIC NO. 3 GUANAJUATO, GTO. [signature]]

communities where the **CONCESSION** is located (**"UNFORESEEN CIRCUMSTANCES OR EVENTS OF FORCE MAJEURE"**) shall not be considered as non-performance of this Contract and all the terms provided in the Contract shall be extended for a period equivalent to said delay caused by the aforementioned events.

7.2. For the provisions of section 7.1 to apply, the party that incurs an any of the events considered as an UNFORESEEN CIRCUMSTANCE OR EVENT OF FORCE MAJEURE in section 7.1 must notify in writing the other party immediately and for each new cause of non-performance or obstacle to perform, specifying in said notification the details of the UNFORESEEN CIRCUMSTANCE OR EVENT OF FORCE MAJEURE and the date it occurred. Additionally, the affected party will take the necessary measures to eliminate the negative impact of any UNFORESEEN CIRCUMSTANCE OR EVENT OF FORCE MAJEURE, and if possible, shall perform its obligations appropriately.

7.3 The affected party shall notify the other party immediately once the effects of the UNFORESEEN CIRCUMSTANCE OR EVENT OF FORCE MAJEURE pass.

EIGHTH.

The Parties agree that non-performance of this Contract shall entitle the other party the right to demand specific performance and, if necessary, the payment for damages caused, but under no circumstances shall party be entitled to reverse the ownership of the Concession except in the cases provided in the Sixth Clause of this Contract.

NINTH. Relationship between the Parties

No term or condition of this Contract shall be deemed to create a company or association, a commission or trust of any nature nor shall it impose duties, obligations or responsibilities of a fiduciary or partner on any of the parties. Neither party shall be liable for the actions, agreements or contracts of the other party, except where so provided in this Contract.

TENTH. Fees, Costs and Expenses

Each party shall be liable for its respective fees, costs and expenses, including but not limited to, legal fees, costs and expenses incurred from the negotiations, preparation and signing of the Contract.

ELEVENTH. Recitals of the Parties.

The Recitals of the parties to this Contract will remain in force until the termination of same.

[a seal that reads:
ANDRES GUARDAD
SANTOYO
UNITED MEXICAN
STATES
NOTARY PUBLIC NO. 3
GUANAJUATO, GTO.
[signature]

TWELFTH. **<u>Miscellaneous</u>.**

12.1. If any or several of the provisions of the Contract are declared void, illegal or unenforceable in any manner, they shall not affect the validity, legality and enforceability of the remaining clauses or sections of this Contract.

12.2. The Contract shall be interpreted in accordance with Mexican legislation. The courts with jurisdiction in the state capital city of Guanajuato shall hear any litigation, dispute or complaint arising from or related to this Contract; therefore, the parties expressly agree to waive any jurisdiction to which they may be entitled based on their current or future domicile.

12.3. The Contract may only be modified on written agreement signed by and between the parties.

12.4. The Contract shall have effect for the benefit of and shall be binding between the parties thereto and their respective and permitted successors and assignees.

THIRTEENTH. **<u>Registration.</u>**

Minera Mexicana El Rosario, S.A. de C.V. shall register this Contract must be registered with the Public Mining Registry.

If necessary, Minera Blanca Alicia, S.A. de C.V. shall make its best efforts to assist in the registration of this Contract.

This document is signed in triplicate, on July 12, 2011.

MINERA MEXICANA EL ROSARIO, S.A. DE C.V.,	COMPAÑÍA MINERA BLANCA ALICIA, S.A. DE C.V.
[signature]	[signature]
Represented by: Francisco Ramos Sánchez, Engineer	Represented by: Rodrigo Marcocchio Romero, Engineer

[a seal that reads:
ANDRES GUARDAD
SANTOYO
UNITED MEXICAN
STATES
NOTARY PUBLIC NO. 3
GUANAJUATO, GTO.
[signature]

[a seal that reads:
Lic. ANDRES GUARDAD
SANTOYO
UNITED MEXICAN
STATES
NOTARY PUBLIC NO. 3
GUANAJUATO, GTO.
[signature]

ATTACHMENT "A"

The 4 concessions covered in this Contract include the following:

Lot	Surface Area (Hectares)	Concession Title	Term	Location
Reducción Salaverna	178.8078	219,875	April 29, 2003 to May 22, 2050	Guanajuato, Guanajuato
Reducción Salaverna Norte I	1,187.0675	217,140	June 18, 2002 to January 15, 2048	Guanajuato, Guanajuato
Clavellina	120.0000	211,241	April 18, 2000 to April 17, 2050	Guanajuato, Guanajuato
Nuevo Guerrero	27.8617	186,242	March 22, 1990 to March 21, 2040	Guanajuato, Guanajuato

[a seal that reads:
ANDRES GUARDAD
SANTOYO
UNITED MEXICAN
STATES
NOTARY PUBLIC NO. 3
GUANAJUATO, GTO.
[signature]